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                                                                    EXHIBIT 4.30

                [FORM OF CERTIFICATE FOR SHARES OF COMMON STOCK]
                -----------------------------------------------
Number                                                                    Shares

          This certifies that ________________________________ is the owner of
_____________________________________________ Shares of the Capital Stock of
MISSISSIPPI CHEMICAL CORPORATION transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

          IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and so be sealed with the Seal of the Corporation this _______ day of ________ A.D. 19__.

                                  Shares Each
                            [reverse of certificate]

               CERTIFICATE FOR _____ SHARES OF THE CAPITAL STOCK

                                       OF

                        MISSISSIPPI CHEMICAL CORPORATION

                                   Issued to

                              -------------------

                                     Dated

                              -------------------

          For Value Received ______ hereby sell, assign and transfer unto __________________________________________________________ Shares of the Capital
Stock represented by the within Certificate and do hereby irrevocably constitute and appoint _______________________________________________ to transfer the said
Stock on the books of the within named Corporation with full power of substitution in the premises.

          Dated ______________________, 19__

                In presence of

Notice. The signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enhancement or any change whatever.